SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act 1934

Date of Report (Date of earliest event reported): June 24, 2008

Harbin Electric, Inc.
(Exact name of registrant as specified in charter)

Nevada
(State or other jurisdiction of incorporation)
000-51006	98-0403396
(Commission File Number)	(IRS Employer Identification No.)

No. 9, Ha Ping Xi Lu, Ha Ping Lu Ji Zhong Qu Harbin Kai Fa Qu, Harbin, China	150060
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	86-451-86116757

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

See Item 3.02 below.

Item 3.02  Unregistered Sales of Equity Securities.

On June 24, 2008, Harbin Electric, Inc. (the “Company”) entered into a Purchase Agreement (the “Purchase Agreement”), with certain investors set forth on the signature pages affixed thereto (the “Investors”), pursuant to which, on June 25, 2008, the Company sold to the Investors 3.5 million shares of the Company’s common stock, par value $0.00001 per share (the “Shares”) at $14.13 per share for a total aggregate purchase price of $49,455,000 (the “Purchase Price”), in a transaction exempt from registration under the Securities Act of 1933, as amended (the “Financing”). Pursuant to the terms of the Purchase Agreement, the Company will use the net proceeds from the Financing for working capital purposes, including to finance potential acquisitions.

In connection with the Financing, the Company entered into a Registration Rights Agreement pursuant to which the Company agreed to file a registration statement covering the resale of the Shares. The Company must file an initial registration statement covering the Shares no later than 30 days from the closing of the Financing (the “Filing Deadline”) and to have such registration statement declared effective no later than, (i) if the registration statement is not subject to a review by the Securities and Exchange Commission (the “Commission”), the earlier of the fifth business day following the date of which the Company is notified by the Commission that the registration statement will not be reviewed or is no longer subject to further review and comment and 60 calendar days following the filing or (iii) if the registration statement is subject to a review by the Commission, 120 calendar days following the Filing Deadline. If the Company does not timely file such registration statement or cause it to be declared effective by the required dates, then the Company will be required to pay liquidated damages to the Investors equal to 1.0% of the aggregate Purchase Price paid by such Investors for each month that the Company does not file the registration statement or cause it to be declared effective. Notwithstanding the foregoing, in no event shall liquidated damages exceed 10% of the aggregate amount of the Purchase Price.

In connection with the Financing, the Company entered into a Placement Agent Agreement dated as of June 19, 2008 with William Blair & Company, L.L.C. and ROTH Capital Partners, LLC (the “Placement Agents”). In consideration for acting as exclusive Placement Agents in connection with the Financing, the Company paid a placement fee equal to six percent (6%)of the Purchase Price (the “Placement Fee”). Any expenses incurred by the Placement Agents were paid out of the Placement Fee. The Placement Fee was divided between the Placement Agents, with William Blair & Company, L.L.C. receiving 66.665% of the Placement Fee and ROTH Capital Partners LLC receiving 33.335% of the Placement Fee.

The foregoing descriptions of the Purchase Agreement, the Registration Rights Agreement and the Placement Agent Agreement are merely summaries, are not intended to be complete and are qualified in their entirety by reference to the full text of each of these agreements.. The Purchase Agreement is filed as exhibit 10.1, the Registration Rights Agreement is filed as exhibit 10.2 and the Placement Agent Agreement is filed as exhibit 10.3 to this Form 8-K, and the full text of each such exhibit is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
10.1	Purchase Agreement, dated June 24, 2008, by and among the Company and the investors party thereto

10.2	Registration Rights Agreement, dated June 24, 2008, by and among the Company and the investors party thereto

10.3	Placement Agent Agreement, dated June 19, 2008, by and among the Company, William Blair & Company, L.L.C. and ROTH Capital Partners, LLC

99.1	Press Release dated June 26, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HARBIN ELECTRIC, INC.

By:	/s/ Tianfu Yang
Name:	Tianfu Yang
Title:	Chairman and Chief Executive Officer

Dated: June 25, 2008